EXHIBIT 99.1

Microsemi Reports Third Quarter 2008 Results

IRVINE, Calif., July 24, 2008 (PRIME NEWSWIRE) -- Microsemi Corporation (Nasdaq:MSCC) today reported unaudited results for its third quarter of fiscal year 2008.

 * Net Sales for Third Quarter Set New Record at $129.3 Million
 * GAAP EPS Up 55% over Prior Year
 * GAAP Gross Margin Increased 140 Basis Points over Prior
   Quarter and 300 Basis Points over Prior Year
 * Non-GAAP Gross Margin Increased 40 Basis Points over Prior
   Quarter and 100 Basis Points over Prior Year
 * Operating Cash Flow Increased 132% over Prior Year

Net sales for Microsemi's third quarter ended June 29, 2008, were $129.3 million, up 13.8 percent from net sales of $113.6 million in the third quarter of 2007, and up 2.1 percent from net sales of $126.7 million in the second quarter of 2008.

Non-GAAP gross margin in the third quarter was 51.9 percent, an increase of 100 basis points compared to 50.9 percent in the third quarter of 2007 and up 40 basis points from 51.5 percent in the second quarter of 2008. Non-GAAP operating margin was 27.5 percent in the third quarter compared to 24.9 percent in the third quarter of 2007 and 26.1 percent in the second quarter of 2008. For the third quarter, non-GAAP net income was $27.0 million, compared to $20.5 million in the third quarter of 2007 and $25.3 million in the second quarter of 2008. For the third quarter, the non-GAAP effective tax rate was 24.9 percent. Non-GAAP diluted earnings per share in the third quarter of 2008 were $0.34 compared to $0.26 in the third quarter of 2007 and $0.32 in the second quarter of 2008.

GAAP gross margin for the third quarter was 45.0 percent, an increase of 300 basis points compared to 42.0 percent in the third quarter of 2007 and up 140 basis points from 43.6 percent in the second quarter of 2008. GAAP results in the third quarter included $8.9 million for transitional idle capacity, a reduction of $1.0 million from our previous quarter, and $0.8 million in restructuring and other charges. Also included were non-cash charges of $4.8 million related to stock based compensation and $2.8 million in amortization of acquisition-related intangibles. For the third quarter, the GAAP effective tax rate was 25.2 percent. Third quarter GAAP net income was $13.9 million compared to $8.7 million in the third quarter of 2007 and $9.8 million in the second quarter of 2008. GAAP diluted earnings per share in the third quarter of 2008 were $0.17, compared to $0.11 in the third quarter of 2007, and $0.12 in the second quarter of 2008.

James J. Peterson, President and Chief Executive Officer, stated, "We are proud of these results as they demonstrate Microsemi's ability to execute on its growth and margin improvement strategy despite the backdrop of deteriorating economic conditions. While our peers are pointing to macro-driven slowness and uncertainty, we are delivering sequential revenue growth with dramatic improvements in gross, operating and net margin metrics. With a growing backlog and additional operational efficiencies in our sights, we expect continued revenue growth and profitability improvement on the horizon."

The book-to-bill ratio for the quarter was 1.07 to 1.00.

Business Outlook

Microsemi is raising its sales expectations for the fourth quarter of fiscal year 2008 to an increase of between 3 to 5 percent, sequentially. On a non-GAAP basis, we are also raising our earnings expectations for the fourth quarter of fiscal year 2008 to be $0.35 to $0.37 per diluted share.

Microsemi regularly announces a quarterly outlook in the form of issuing a news release and does not undertake to update any of this information between such public announcements. Please refer to the "SAFE HARBOR" STATEMENT below for risks that may affect future actual results.

Non-GAAP results are explained and reconciled to GAAP results in the attached tables. Non-GAAP financial measures exclude items such as transitional idle capacity, amortization of acquisition-related intangible assets, stock based compensation, in-process research and development, restructuring, reserve valuations and other special charges or credits.

About Microsemi Corporation

Microsemi, with corporate headquarters in Irvine, California, is a leading designer, manufacturer and marketer of high performance analog and mixed signal integrated circuits and high reliability semiconductors. The Company's semiconductors manage and control or regulate power, protect against transient voltage spikes and transmit, receive, and amplify signals.

Microsemi's products include individual components as well as integrated circuit solutions that enhance customer designs by improving performance and reliability, optimizing battery performance, reducing size or protecting circuits. The principal markets the company serves include defense, commercial air, satellite, medical, notebook computers, LCD TVs, mobile, and connectivity applications. More information may be obtained by contacting the company directly or by visiting its website at http://www.microsemi.com.

Information for Third Quarter Earnings Conference Call and Webcast

 Date:   Thursday, July 24, 2008
 Time:   4:45 pm Eastern Daylight Time (1:45 pm Pacific Daylight
         Time)

To access the webcast, please log on to: www.microsemi.com and go to Investors and then to Webcasts. To listen to the live webcast, please go to this website approximately fifteen minutes prior to the start of the call to register, download, and install any necessary audio software. For those unable to participate during the live webcast, a replay will be available shortly after the call on the website for 90 days.

To participate in the conference call by telephone, please call: (877) 264-1110 or (706) 634-1357 at approximately 4:35 pm EDT (1:35 pm PDT). Please provide the following ID Number: 54653358.

A telephonic replay will be available from 6:00 pm EDT (3:00 pm PDT) on Thursday, July 24, 2008 through 11:59 pm EDT (8:59 pm PDT) on Thursday, July 31st. To access the replay, please call (800) 642-1687, or (706) 645-9291. Please enter the following ID Number: 54653358.

PLEASE READ THE FOLLOWING FACTORS THAT CAN MATERIALLY AFFECT MICROSEMI'S FUTURE RESULTS.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Any statements set forth in the news release that are not entirely historical and factual in nature are forward-looking statements, including without limitation statements concerning our expectations regarding our business outlook, our performance and competitive position during the coming quarter and year, our beliefs that our backlog and revenue will continue to grow, that we will achieve additional operational efficiencies and increased profitability, and any other statements of belief or about our plans or expectations. These forward-looking statements are based on our current expectations and are inherently subject to risks and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements. The potential risks and uncertainties include, but are not limited to, such factors as changes in generally accepted accounting principles, the difficulties regarding the making of estimates and projections, the hiring and retention of qualified personnel in a competitive labor market, acquiring, managing and integrating new operations, businesses or assets, uncertainty as to the future profitability of acquired businesses, delays in the realization of any accretion from acquisition transactions, any circumstances that adversely impact the end markets of acquired businesses, difficulties in closing or disposing of operations or assets, difficulties in transferring work from one plant to another, rapidly changing technology and product obsolescence, difficulties predicting the timing and amount of plant closure costs, the potential inability to realize cost savings or productivity gains and to improve capacity utilization, potential cost increases, weakness or competitive pricing environment of the marketplace, uncertain demand for and acceptance of the company's products, adverse circumstances in any of our end markets, results of in-process or planned development or marketing and promotional campaigns, changes in demand for products, difficulties foreseeing future demand, effects of limited visibility of future sales, potential non-realization of expected orders or non-realization of backlog, product returns, product liability, and other potential unexpected business and economic conditions or adverse changes in current or expected industry conditions, business disruptions, epidemics, health advisories, disasters, national emergencies, wars or potential future effects of the tragic events of September 11, 2001, political instability, currency fluctuations, principal and liquidity risks associated with our investments including auction rate securities, variations in customer order preferences, fluctuations in market prices of the company's common stock and potential unavailability of additional capital on favorable terms, difficulties in implementing company strategies, dealing with environmental or other regulatory matters or litigation, or any matters involving litigation, contingent liabilities or other claims, difficulties and costs imposed by law, including under the Sarbanes-Oxley Act of 2002, difficulties in determining the scope of, and procuring and maintaining, adequate insurance coverage, difficulties and costs of protecting patents and other proprietary rights, work stoppages, labor issues, inventory obsolescence and difficulties regarding customer qualification of products, manufacturing facilities and processes, and other difficulties managing consolidation or growth, including in the maintenance of internal controls, the implementation of information systems, and the training of personnel. In addition to these factors and any other factors mentioned elsewhere in this news release, the reader should refer as well to the factors, uncertainties or risks identified in the company's most recent Form 10-K and all subsequent Form 10-Q reports filed by Microsemi with the SEC. Additional risk factors may be identified from time to time in Microsemi's future filings. The forward-looking statements included in this release speak only as of the date hereof, and Microsemi does not undertake any obligation to update these forward-looking statements to reflect subsequent events or circumstances. Amounts reported in this release are preliminary and subject to finalization prior to the filing of our Form 10-Q, which is expected to occur no later than August 8, 2008.

To supplement the consolidated financial results prepared in accordance with Generally Accepted Accounting Principles ("GAAP"), this press release and its attachments include non-GAAP financial measures (non-GAAP gross margin, non-GAAP operating margin, non-GAAP operating expenses, non-GAAP operating income, non-GAAP income before taxes, non-GAAP effective tax rate, non-GAAP net income, and non-GAAP diluted earnings per share) that exclude transitional idle capacity and inventory abandonments, amortization of acquisition-related intangible assets, stock based compensation, in-process research and development, restructuring, reserve valuations and other special charges or credits. Management excludes these items because it believes that the non-GAAP measures enhance an investor's overall understanding of the Company's financial performance and future prospects by being more reflective of the Company's core operational activities and to be more comparable with the results of the Company over various periods. Management uses non-GAAP financial measures internally for strategic decision making, forecasting future results and evaluating current performance. Guidance is provided only on a non-GAAP basis due to the inherent difficulty of forecasting the timing or amount of certain items that have been excluded from the forward-looking non-GAAP measures, and a reconciliation to the comparable GAAP guidance has not been provided because certain factors that are materially significant to the Company's ability to estimate the excluded items are not accessible or estimable on a forward-looking basis. By disclosing non-GAAP financial measures, management intends to provide investors with a more meaningful, consistent comparison of the Company's core operating results and trends for the periods presented. Non-GAAP financial measures are not prepared in accordance with GAAP; therefore, the information is not necessarily comparable to other companies' financial information and should be considered as a supplement to, not a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP.

Investor Inquiries: Robert C. Adams, Microsemi Corporation, Irvine, CA (949) 221-7100.

                             MICROSEMI CORPORATION
                        Consolidated Income Statements
                 (Unaudited, in thousands, except per share amounts)

                               Quarter ended     Nine months ended
                            ------------------- -------------------
                             June 29,  July 1,   June 29,   July 1,
                               2008     2007       2008      2007
                            --------- --------- --------- ---------

 NET SALES                  $ 129,255 $ 113,553 $ 379,394 $ 322,519
 Cost of sales                 71,103    65,918   213,509   188,888
                            --------- --------- --------- ---------

 GROSS MARGIN                  58,152    47,635   165,885   133,631

 Operating expenses:
 Selling, general and
  administrative               25,811    22,101    79,066    63,772
 Research and development      11,013    10,577    33,462    30,517
 Amortization of
  intangible assets             2,815     3,895     8,730     9,793
 Restructuring charges /
  (credits)                       364    (1,227)    2,577       648
 In-process research and
  development                      --        --       440    21,770
 Gain on disposition of
  assets                           --       253        --       250
                            --------- --------- --------- ---------

  Total operating
   expenses                    40,003    35,599   124,275   126,750
                            --------- --------- --------- ---------

 OPERATING  INCOME             18,149    12,036    41,610     6,881

 Interest and other
  income, net                     489       322     2,310     3,275
                            --------- --------- --------- ---------

 INCOME BEFORE INCOME
  TAXES                        18,638    12,358    43,920    10,156

 Provision for income
  taxes                         4,701     3,647    11,555    10,436
                            --------- --------- --------- ---------

 NET INCOME (LOSS)          $  13,937 $   8,711 $  32,365 $    (280)
                            ========= ========= ========= =========

 Earnings (loss) per
  share
    Basic                   $    0.18 $    0.11 $    0.42 $   (0.00)
                            ========= ========= ========= =========
    Diluted                 $    0.17 $    0.11 $    0.41 $   (0.00)
                            ========= ========= ========= =========

 Common and common
  equivalent shares
  outstanding:
   Basic                       78,324    76,367    77,274    74,407
   Diluted                     80,476    78,564    79,359    74,407

                    MICROSEMI CORPORATION
 Schedule Reconciling Non-GAAP Net Income to GAAP Net Income (Loss)
         (Unaudited, in thousands, except per share amounts)

                              Quarter ended     Nine months ended
                            ------------------  ------------------
                            June 29,   July 1,  June 29,   July 1,
                              2008      2007      2008      2007
                            --------  --------  --------  --------

 GAAP NET INCOME (LOSS)     $ 13,937  $  8,711  $ 32,365  $   (280)
                            ========  ========  ========  ========
 The non-GAAP amounts have
  been adjusted to exclude
  the following items:

 Excluded from cost of
  sales
  Transitional idle
   capacity and inventory
   abandonments (a)         $  8,934  $ 10,208  $ 29,675  $ 28,352
  Manufacturing profit in
   acquired inventory (e)         --        --        --       710
 Excluded from operating
  expenses
  Amortization of
   intangible assets (b)       2,815     3,895     8,730     9,793
  Stock based compensation
   (c)                         4,838     2,775    16,163     7,068
  Gain on disposition of
   assets (a)                     --       253        --       250
  In-process research and
   development (d)                --        --       440    21,770
  Bad debt (f)                    --        --        --     1,514
  Restructuring and other
   special charges /
   (credits) (a)                 768      (662)    4,274     1,213
                            --------  --------  --------  --------
                              17,355    16,469    59,282    70,670
 Income tax effect on
  non-GAAP adjustments (g)     4,261     4,653    14,878    15,018
                            --------  --------  --------  --------
 Net effect of adjustments
  to GAAP net income        $ 13,094  $ 11,816  $ 44,404  $ 55,652
                            ========  ========  ========  ========

 NON-GAAP NET INCOME        $ 27,031  $ 20,527  $ 76,769  $ 55,372
                            ========  ========  ========  ========

 (a) - (g)  Please refer to corresponding footnotes below.

                           MICROSEMI CORPORATION
        Schedule Reconciling Reported Non-GAAP Financial Ratios to
                      Comparable GAAP Financial Ratios
                                (Unaudited)

                                         Quarter ended
                            ----------------------------------------
                              June 29,      March 30,      July 1,
                                2008          2008          2007
                            ------------  ------------  ------------

 GAAP gross margin          45.0 percent  43.6 percent  42.0 percent
 Effect of reconciling
  items on gross margin      6.9 percent   7.9 percent   8.9 percent
 Non-GAAP gross margin      51.9 percent  51.5 percent  50.9 percent

 GAAP operating margin      14.0 percent   9.8 percent  10.6 percent
 Effect of reconciling
  items on operating
  margin                    13.5 percent  16.3 percent  14.3 percent
 Non-GAAP operating margin  27.5 percent  26.1 percent  24.9 percent

Balance Sheet Notes

Investment in available for sale securities consists of $16.3 million in auction rate preferred shares of municipal bond funds and $46.5 million in auction rate bonds backed by student loans. Our investments retain and are expected to continue to retain their triple-A rating. Our auction rate preferred shares are in funds that have maintained their asset coverage ratios as required by the Investment Company Act of 1940 and rating agencies. Principal and interest from our auction rate bonds are federally guaranteed by the Family Federal Education Loan Program.

Notes Reconciling Non-GAAP Financial Information to GAAP Financial Information

To supplement the consolidated financial results prepared in accordance with Generally Accepted Accounting Principles ("GAAP"), this press release and its attachments include non-GAAP financial measures (non-GAAP gross margin, non-GAAP operating margin, non-GAAP operating expenses, non-GAAP operating income, non-GAAP income before taxes, non-GAAP effective tax rate, non-GAAP net income, and non-GAAP diluted earnings per share) that exclude transitional idle capacity and inventory abandonments, amortization of acquisition-related intangible assets, stock based compensation, in-process research and development, restructuring, reserve valuations and other special charges or credits. Management excludes these items because it believes that the non-GAAP measures enhance an investor's overall understanding of the Company's financial performance and future prospects by being more reflective of the Company's core operational activities and to be more comparable with the results of the Company over various periods. Management uses non-GAAP financial measures internally for strategic decision making, forecasting future results and evaluating current performance. Guidance is provided only on a non-GAAP basis due to the inherent difficulty of forecasting the timing or amount of certain items that have been excluded from the forward-looking non-GAAP measures, and a reconciliation to the comparable GAAP guidance has not been provided because certain factors that are materially significant to the Company's ability to estimate the excluded items are not accessible or estimable on a forward-looking basis. By disclosing non-GAAP financial measures, management intends to provide investors with a more meaningful, consistent comparison of the Company's core operating results and trends for the periods presented. Non-GAAP financial measures are not prepared in accordance with GAAP; therefore, the information is not necessarily comparable to other companies' financial information and should be considered as a supplement to, not a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP.

The items excluded from GAAP financial results in calculating non-GAAP financial results, are set forth below:

 (a)  The restructuring activities involve the closure and
      consolidation of our manufacturing facilities. As these
      facilities are not expected to have a continuing contribution to operations or have a diminishing contribution during the transition phase, management believes excluding such items from the Company's operations provides investors with a means of evaluating the Company's on-going operations.  Transitional idle capacity relates to unused manufacturing capacity and non-productive manufacturing expenses during the period from when shutdown activities commence to when all transition
      activities are completed.  Inventory abandonments relate to identification and disposal of inventory that will not be
      utilized after a product line is transferred to a new
      manufacturing location.  Restructuring and other special
      charges include severance and other costs related to
      facilities in the process of closing or already closed and one-time events.  In the third quarter of 2007, we liquidated a portfolio of available-for-sale securities acquired as part of the PowerDsine acquisition that occurred in the second
      quarter of 2007.  This liquidation resulted in one-time
      realized loss of $285,000 which is recorded in interest and other income, net. Management excludes these expenses when evaluating core operating activities and for strategic
      decision making, forecasting future results and evaluating current performance.

 (b)  While amortization of acquisition related intangible assets is expected to continue in the future, for internal analysis of the Company's operations, management does not view this
      expense as reflective of the business' current performance.

 (c)  Stock based compensation in connection with the SFAS123R has been excluded as management excludes these expenses when
      evaluating core operating activities and for strategic
      decision making, forecasting future results and evaluating current performance.

 (d)  In-process research and development has been excluded to facilitate the comparability of expenses between periods.  In addition, management does not include IPR&D, a one-time
      acquisition-related charge, in measuring core research and development costs, nor does it believe that IPR&D is
      indicative of current or future spending.

 (e)  Manufacturing profit in acquired inventory resulted from purchase-accounting adjustments to increase the value of
      inventory acquired in the PowerDsine transaction to its fair value.  As the acquired inventory is sold, the associated
      manufacturing profit in acquired inventory increases cost of goods sold and reduces gross margin.  The manufacturing profit in acquired inventory has been excluded to facilitate
      comparability of gross margin between periods.  In addition, management excludes the impact of manufacturing profit in
      acquired inventory in internal measurements of gross margin as it does not reflect continuing operations at PowerDsine.

 (f)  Bad debt represents write off of accounts receivable from a minor distributor.  This amount was excluded from our GAAP results because it is highly unusual and as of the quarter ended April 1, 2007, had never previously occurred nor has there been any subsequent comparable write-off activity with a distributor.

 (g)  The tax effect on non-GAAP adjustments is calculated using the relevant tax jurisdictions' statutory tax rates.

                          MICROSEMI CORPORATION
      Selected Non-GAAP Financial Measures and Schedule Reconciling
                  Selected Non-GAAP Financial Measures to
                     Comparable GAAP Financial Measures
         (Unaudited, in thousands except for per share amounts)

                              Quarter ended      Nine months ended
                          --------------------  --------------------
                           June 29,   July 1,    June 29,   July 1,
                             2008      2007        2008      2007
                          ---------  ---------  ---------  ---------

 GAAP gross margin        $  58,152  $  47,635  $ 165,885  $ 133,631
  Transitional idle
   capacity and inventory
   abandonments (a)           8,934     10,208     29,675     28,352
  Manufacturing profit in
   acquired inventory (e)        --         --         --        710
                          ---------  ---------  ---------  ---------
 Non-GAAP gross margin    $  67,086  $  57,843  $ 195,560  $ 162,693
                          ---------  ---------  ---------  ---------

 GAAP operating expenses  $  40,003  $  35,599  $ 124,275  $ 126,750
  Amortization of
   intangible assets (b)     (2,815)    (3,895)    (8,730)    (9,793)
  Stock based
   compensation (c)          (4,838)    (2,775)   (16,163)    (7,068)
  Gain on disposition of
   assets (a)                    --       (253)        --       (250)
  In-process research and
   development                   --         --       (440)   (21,770)
  Bad debt (f)                   --         --         --     (1,514)
  Restructuring and other
   special (charges) /
   credits (a)                 (768)       947     (4,274)      (928)
                          ---------  ---------  ---------  ---------
 Non-GAAP operating
  expenses                $  31,582  $  29,623  $  94,668  $  85,427
                          ---------  ---------  ---------  ---------

 GAAP operating income    $  18,149  $  12,036  $  41,610  $   6,881
  Transitional idle
   capacity and inventory
   abandonments (a)           8,934     10,208     29,675     28,352
  Manufacturing profit in
   acquired inventory (e)        --         --         --        710
  Amortization of
   intangible assets (b)      2,815      3,895      8,730      9,793
  Stock based
   compensation (c)           4,838      2,775     16,163      7,068
  Gain on disposition of
   assets (a)                    --        253         --        250
  In-process research and
    development                  --         --        440     21,770
  Bad debt (f)                   --         --         --      1,514
  Restructuring and other
   special charges /
   (credits) (a)                768       (947)     4,274        928
                          ---------  ---------  ---------  ---------
 Non-GAAP operating
  income                  $  35,504  $  28,220  $ 100,892  $  77,266
                          ---------  ---------  ---------  ---------

 GAAP income before taxes $  18,638  $  12,358  $  43,920  $  10,156
  Transitional idle
   capacity and inventory
   abandonments (a)           8,934     10,208     29,675     28,352
  Manufacturing profit in
   acquired inventory (e)        --         --         --        710
  Amortization of
   intangible assets (b)      2,815      3,895      8,730      9,793
  Stock based
   compensation (c)           4,838      2,775     16,163      7,068
  Gain on disposition of
   assets (a)                    --        253         --        250
  In-process research and
   development                   --         --        440     21,770
  Bad debt (f)                   --         --         --      1,514
  Restructuring and other
   special charges /
   (credits) (a)                768       (662)     4,274      1,213
                          ---------  ---------  ---------  ---------
 Non-GAAP income before
  taxes                   $  35,993  $  28,827  $ 103,202  $  80,826
                          ---------  ---------  ---------  ---------

 (a) -- (g)  Please refer to corresponding footnotes above.

                               Quarter ended      Nine months ended
                             ------------------  ------------------
                             June 29,   July 1,  June 29,   July 1,
                               2008      2007      2008      2007
                             --------  --------  --------  --------

 GAAP net income (loss)      $ 13,937  $  8,711  $ 32,365  $   (280)
  Transitional idle
   capacity and inventory
   abandonments (a)             8,934    10,208    29,675    28,352
   Manufacturing profit
    in acquired
    inventory (e)                  --        --        --       710
  Amortization of
   intangible assets (b)        2,815     3,895     8,730     9,793
  Stock based
   compensation (c)             4,838     2,775    16,163     7,068
  Gain on disposition of
   assets (a)                      --       253        --       250
  In-process research and
   development                     --        --       440    21,770
  Bad debt (f)                     --        --        --     1,514
  Restructuring and other
   special charges /
   (credits) (a)                  768      (662)    4,274     1,213
  Income tax effect on
   non-GAAP
   adjustments (g)             (4,261)   (4,653)  (14,878)  (15,018)
                             --------  --------  --------  --------
 Non-GAAP net income         $ 27,031  $ 20,527  $ 76,769  $ 55,372
                             --------  --------  --------  --------
 GAAP diluted earnings
  (loss) per share           $   0.17  $   0.11  $   0.41  $  (0.00)
   Impact of non-GAAP
    adjustments on diluted
    earnings per share       $   0.17  $   0.15  $   0.56  $   0.72
                             --------  --------  --------  --------
 Non-GAAP diluted
  earnings per share         $   0.34  $   0.26  $   0.97  $   0.72
                             --------  --------  --------  --------

 (a) -- (g)  Please refer to corresponding footnotes above.

                                MICROSEMI CORPORATION
                       Condensed Consolidated Balance Sheets
                               (Unaudited, in thousands)

                                                 June 29,   Sept. 30,
                                                   2008       2007
                                                 --------   --------
 ASSETS

  Current assets:
   Cash and cash equivalents                     $108,398   $107,685
   Investment in available for sale securities     62,800         --
   Accounts receivable, net                        93,018     81,035
   Inventories                                    116,610    115,038
   Other current assets                            26,944     25,158
                                                 --------   --------
  Total current assets                            407,770    328,916
  Non-current assets                              320,417    308,364
                                                 --------   --------

 TOTAL ASSETS                                    $728,187   $637,280
                                                 ========   ========

 LIABILITIES AND STOCKHOLDERS' EQUITY

  Current liabilities                            $ 68,839   $ 61,245
  Long-term liabilities                            17,795      6,630
  Shareholders' equity                            641,553    569,405
                                                 --------   --------

 TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY      $728,187   $637,280
                                                 ========   ========

CONTACT:  Microsemi Corporation
          Financial Contact:
          John W. Hohener, Vice President and CFO
            (949) 221-7100
          Investor Relations:
          Robert C. Adams, Vice President Business Development &
           Investor Relations
            (949) 221-7100